Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-38196) of Imation Corp. of our report dated June 6, 2003 related to the financial statements, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
June 27, 2003